FOR IMMEDIATE RELEASE
Contact Information:
At the Company:	EAS & Associates:
Gregory S. Skinner Vice President Finance and CFO (650) 261-3677	Liz Saghi (805) 967-0161

LANDEC FILES 12B-25 WITH RESPECT TO THIRD QUARTER 10-Q

MENLO PARK, CA – April 4, 2008 — Landec Corporation (Nasdaq: LNDC) (the “Company”), announced today that it filed a Form 12b-25 today with the Securities and Exchange Commission (SEC) in lieu of its Form 10-Q for the fiscal quarter ended February 24, 2008. This filing extends the due date for the Form 10-Q to April 9, 2008. As previously reported, the Company recently changed its independent registered public accounting firm to McGladrey & Pullen, LLP (“M&P”). This is the first quarter for which M&P is reviewing the Company’s financial statements and M&P was not able to complete their review before the prescribed filing deadline.

About Landec Corporation

Landec Corporation designs, develops, manufactures and sells temperature-activated and other specialty polymer products for a variety of food, agricultural and licensed partner applications. The Company’s temperature-activated polymer products are based on its patented Intelimer® polymers which differ from other polymers in that they can be customized to abruptly change their physical characteristics when heated or cooled through a pre-set temperature switch.